SCHEDULE
to the
ISDA MASTER AGREEMENT
(Group II Cap Transaction)
dated as of
August 14, 2003

between

KEY BANK USA, NATIONAL ASSOCIATION,
|a national banking association organized under the laws of the United States
(“Party A”),

and

KEYCORP STUDENT LOAN TRUST 2003-A,
a trust organized under the laws of the State of Delaware
(“Party B”).

Part 1.  Termination Provisions.

(a)

“Specified Entity”

(i)

means, in relation to Party A, not applicable; and

(ii)

means, in relation to Party B, not applicable.

(b)

“Specified Transaction” shall have the meaning specified in Section 14 of this Agreement.

(c)

Events of Default.

(i)

The following “Events of Default” specified in Section 5(a) of this Agreement do not apply to Party A:

Section 5(a)(iii) – “Credit Support Default;”

Section 5(a)(v) – “Default Under Specified Transaction;” and

Section 5(a)(vi) – “Cross Default.”

(ii)

The only “Event of Default” specified in Section 5(a) of this Agreement that applies to Party B is the following:

Section 5(a)(vii) – “Bankruptcy”; provided, however, that clause (2) thereof shall not apply.

(d)

“Termination Events”

(i)

All of the Termination Events specified in Section 5(b) of this Agreement, other than Section 5(b)(iii) “Tax Event Upon Merger,” but including but not limited to the “Additional Termination Event” provisions of the Confirmation, shall apply to Party A.

(ii)

The only Termination Events specified in Section 5(b) of this Agreement that apply to Party B are the following:

Section 5(b)(i) – “Illegality”; and

Section 5(b)(ii) – “Tax Event”.

(e)

The “Automatic Early Termination” provision of Section 6(a) of this Agreement will not apply to Party A and will not apply to Party B.

(f)

Payments on Early Termination.  For the purpose of Section 6(e) of this Agreement:

(i)

Market Quotation will apply.

(ii)

The Second Method will apply.

Notwithstanding anything to the contrary in this Agreement, (1) no Termination Payment will be due from Party B to Party A as a result of an early termination of this Agreement, and (2) if an Early Termination Date occurs or is effectively designated, Party A and Party B agree as follows:

(i)

The Calculation Agent shall calculate an amount that would be payable to Party B under this Agreement in respect of such Early Termination Date (the “Termination Payment”).  The Calculation Agent shall make these calculations as if it were (i) the Non-defaulting Party and/or (ii) the party that is not the Affected Party, as applicable, all as contemplated by Section 6(e) of this Agreement.

(ii)

To the extent that Party A is required to pay the Termination Payment to Party B, Party A shall pay such amount in accordance with the terms of this Agreement.

(g)

“Termination Currency” means United States Dollar.

Part 2.  Tax Representations.

(a)

Payer Tax Representations.  For the purposes of Section 3(e), neither Party A, nor Party B makes any representations.

(b)

Payee Tax Representations.

(i)

For the purposes of Section 3(f), Party A makes the following representations:

It is a national banking association duly organized and existing under the laws of the United States.

(ii)

For the purposes of Section 3(f), Party B makes the following representations:

It is a statutory trust duly organized and existing under the laws of the State of Delaware.

Part 3.  Agreement to Deliver Documents

(a)

For the purpose of Section 4(a):

Tax forms, documents, or certificates to be delivered are:

Party B agrees to complete (accurately and in a manner reasonably satisfactory to Party A), execute, and deliver to Party A a United States Internal Revenue Service Form W-9, or any successor form, which will certify that Party B is not subject to backup withholding (i) on a date which is before the first Scheduled Payment Date under this Agreement (the “Form W-9 Submission Date”), and thereafter prior to the end of the calendar year in which the second anniversary of the Form W-9 Submission Date occurs, and thereafter prior to the end of each successive three calendar year period, (ii) promptly upon reasonable demand by Party A, and (iii) promptly upon learning that any such form previously provided by Party B has become obsolete or incorrect.

(b)

Other documents to be delivered are:

Party required to deliver	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and Party B

Evidence of authority of the party to enter into this Agreement and the Sole Transaction (as defined in Part 5(a)) contemplated hereby and of the signatory for such party to this Agreement and the Confirmation of such Sole Transaction.

		Upon execution of this Agreement	Yes
Party A	Copy of the most recent Call Report filed by Party A with the Office of the Comptroller of the Currency.	Promptly following reasonable demand by Party B	Yes

Part 4.  Miscellaneous

(a)

Addresses for Notices. For the purpose of Section 12(a):

Address for notices or communications to Party A:

Address:

Key Bank USA, National Association
M.C. OH-01-27-0405
127 Public Square - 4th Floor
Cleveland, Ohio 44144

Attention:

Trading Desk - Manager, Interest Rate Derivatives

Telephone:

(216) 689-3832

Facsimile:

(216) 689-5859

Address for notices or communications to Party B:

Address:

KeyCorp Student Loan Trust 2003-A
c/o Bank One National Association
1 Bank One Plaza
Suite IL1-0480
Chicago, Illinois 60670

Attention:

Corporate Trust Services

Telephone:

(312) 407-0192

Facsimile:

(312) 407-1708

with a copy to the Administrator (as such term is defined in Appendix A to the Sale and Servicing Agreement dated as of August 1, 2003, among Key Consumer Receivables LLC, as depositor, Key Bank USA, National Association, as administrator and master servicer, KeyCorp Student Loan Trust 2003-A, as issuer, and Bank One, National Association, as eligible lender trustee (the “Sale and Servicing Agreement”)) in the event that Key Bank USA, National Association ceases to be the Administrator.

Address for notices or communications to the Securities Insurer:

Address:

MBIA Insurance Corporation
113 King Street
Armonk, New York 10504

Attention:

Insured Portfolio Management – SF

Telephone:

(914) 273-4545

Facsimile:

(914) 765-3810

(b)

Process Agent.  For the purpose of Section 13(c):

Party A appoints as its Process Agent:  Not applicable.

Party B appoints as its Process Agent:  Not applicable.

(c)

Offices.  The provisions of Section 10(a) will apply to this Agreement.

(d)

Multibranch Party.  For the purpose of Section 10(c):

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)

Calculation Agent.  The Calculation Agent is the Administrator.

(f)

Credit Support Document.  Details of any Credit Support Document, each of which are incorporated by reference in, and made part of, this Agreement and each Confirmation (unless provided otherwise in a Confirmation) as if set forth in full in this Agreement or such Confirmation:  Not applicable.

(g)

Credit Support Provider.  Credit Support Provider means, in relation to Party A, not applicable.  Credit Support Provider means in relation to Party B, not applicable.

(h)

Governing Law.  This Agreement will be governed by and construed in accordance with the law of the State of New York (without reference to its choice of law doctrine).

(i)

Netting of Payments.  Does not apply to this transaction.

Part 5.  Other Provisions.

(a)

Sole Transaction.  Notwithstanding any other provision of this Agreement, this Agreement shall govern only one Transaction (the “Sole Transaction”).  A copy of the form of Confirmation for the Sole Transaction is attached hereto as Exhibit A.

(b)

Isolation of Sole Transaction.  Notwithstanding Section 6, any designation of an Early Termination Date in respect of the Sole Transaction shall apply only to the Sole Transaction.

(c)

Accuracy of Specified Information.  Section 3(d) is hereby amended by adding in the third line thereof after the word “respect” and before the period, the phrase “or, in the case of audited or unaudited financial statements, a fair presentation of the financial condition of the relevant person.”

(d)

Additional Representations.  The parties agree to amend Section 3 by adding new Sections 3(g), (h), (i) and (j) as follows:

(i)

Eligible Contract Participant.  It is an “eligible contract participant” as defined in Section 1a(12) of the Commodities Exchange Act, as amended.

(ii)

Line of Business.  It has entered into this Agreement and the Sole Transaction in conjunction with its line of business (including financial intermediation services) or the financing of its business.

(iii)

Non-Reliance.  In connection with the negotiation of, the entering into, and the confirming of the execution of, this Agreement and the Sole Transaction: (i) the other party is not acting as a fiduciary or financial or investment advisor for it; (ii) it is acting as a principal and not as an agent or in any other capacity, fiduciary or otherwise; (iii) it is not relying upon any representations (whether written or oral) of the other party other than the representations expressly set forth in this Agreement and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions based on its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

(iv)

Assessment and Understanding.  It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Agreement and the Sole Transaction.  It is also capable of assuming, and assumes, the risks of the Sole Transaction.

(e)

FDI Act Representation.  Party A represents to Party B as follows:

(i)

The necessary action to authorize referred to in the representation in Section 3(a)(ii) includes all authorizations required under the U. S. Federal Deposit Insurance Act, as amended and under any agreement, writ, decree, or order entered into with its supervisory authorities.

(ii)

At all times during the term of this Agreement, it will continuously include and maintain as part of its official written books and records this Agreement, this Schedule and all other exhibits, supplements, and attachments hereto and documents incorporated by reference herein, all Confirmations, and evidence of all necessary authorizations.

(iii)

This Agreement, the Confirmation of the Sole Transaction, and any other documentation relating to this Agreement to which it is a party or that it is required to deliver will be executed and delivered by a duly appointed or elected and authorized officer of it of the level of vice president or higher.

(f)

No Bankruptcy Petition.  Prior to the date that is one year and one day after the date upon which Party B is terminated in accordance with the terms of the Amended and Restated Trust Agreement dated as of August 1, 2003, between Key Consumer Receivables LLC, as depositor, and Bank One, National Association, as eligible lender trustee (the “Eligible Lender Trustee”), Party A shall not institute against, or join any other person in instituting against, Party B any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceedings under any federal or state bankruptcy or similar law.

(g)

Obligations of Party B.  Party A agrees that all obligations, liabilities and expenses of Party B, including, without limitation, any arising out of representations or agreements contained herein, shall be paid from, and limited to, the assets of Party B and that the Eligible Lender Trustee shall not be required to spend or risk its own funds hereunder, nor shall the Trustee incur any liability in its individual capacity.

(h)

No Setoff.  Notwithstanding any other provision of the Agreement, in no event shall either Party A or Party B have the right to setoff or net an amount due from it under the Sole Transaction against an amount due from the other party under any other Transaction, nor shall either Party A or Party B have the right to setoff or net an amount due from it under any Transaction that is not the Sole Transaction against an amount due from the other party under the Sole Transaction.  Notwithstanding any other provision of this Agreement, the amount payable under Section 6(e) upon termination of the Sole Transaction shall be determined without regard to any Transaction other than the Sole Transaction.

(i)

Amendments.  Section 9(b) of this Agreement is hereby amended by adding the following after the word “system” in the last line thereof:

“, provided, however, that all such amendments, modifications or waivers shall require (as long as no Securities Insurer Default shall have occurred and be continuing) the consent (which consent shall not be unreasonably withheld) of the Securities Insurer.”

(j)

Limited Recourse to Party B.  Notwithstanding anything to the contrary contained herein, all obligations of Party B shall be payable by Party B only on each Distribution Date to the extent that funds are available under Section 5.05(c)(Y) of the Sale and Servicing Agreement or Section 5.04(b)(Y) or 5.04(c)(Y) of the Indenture as defined in Appendix A of the Sale and Servicing Agreement (as the case may be) and, to the extent such funds are not available or are insufficient for the payment thereof, shall not constitute a claim against the Trust to the extent of such unavailability or insufficiency until such time as the Trust has assets sufficient to pay such prior deficiency.  This paragraph shall survive the termination of this Agreement but in all cases shall expire concurrently with the restriction specified in Part 5(f).

(k)

A copy of each notice or other communication between the parties with respect to this Agreement shall be forwarded to the Securities Insurer.

IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

KEY BANK USA, NATIONAL ASSOCIATION		KEYCORP STUDENT LOAN TRUST 2003-A

By Bank One, National Association, not in its individual capacity, but solely as Eligible Lender Trustee

By:	/s/ Craig T. Platt	By:	/s/ Eva Aryeetey
	Name: Craig T. Platt		Name: Eva Aryeetey
	Title: Senior Vice President		Title: Authorized Officer
	Date: August 14, 2003		Date: August 14, 2003